SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES ACT OF 1934

GALAXY ENTERPRISES INC.

(Exact Name of Registrant as Specified in Charter)

Wyoming	86-1370102
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification Number)

1701 Charles Iam Court 89117

(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange of which
to be so registered	each class is to be registered

Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-291127 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: Common stock, par value $0.0001

Item 1. Description of Registrant’s Securities to be Registered.

The description of securities contained in the Registrant’s Registration Statement on Form S-1, as amended, filed with the commission (File 333-291127) is incorporated by reference into this registration statement.

Item 2. Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation*
3.2	Bylaws*
5.1	Legal opinion of Fuller Law Practice*
23.1	Consent of LAO Professionals, Chartered Accountants**

* filed as an exhibit to our registration statement on Form S-1 dated October 28, 2025.

** filed as an exhibit to our registration statement on Form S-1/A dated March 5, 2026.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 23, 2026

Galaxy Enterprises Inc.

By: /s/ Gregory Navone

Gregory Navone

President and CEO